Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each undersigned Director of The McGraw-Hill Companies, Inc., a New York corporation (herein called the “Company”), does hereby constitute and appoint Harold McGraw III, Robert J. Bahash, Kenneth M. Vittor and Scott L. Bennett, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact and agents with full and several power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign and affix the undersigned’s name as such Director of said Company on a Registration Statement on Form S-3ASR filed by the Company under the Securities Act of 1933 (the “Securities Act”), with respect to the registration of debt securities, and any and all amendments thereto (including post-effective amendments), any supplements thereto, any subsequent registration statements filed pursuant to Rule 462 promulgated under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, which filings are all authorized pursuant to resolutions of the Board of Directors of the Company dated September 26, 2007, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 26th day of September, 2007.

Signature	Title

/s/ Pedro Aspe Pedro Aspe	Director

/s/ Sir Winfried Bischoff Sir Winfried Bischoff	Director

/s/ Douglas N. Daft Douglas N. Daft	Director

/s/ Linda Koch Lorimer Linda Koch Lorimer	Director

/s/ Robert P. McGraw Robert P. McGraw	Director

/s/ Hilda Ochoa-Brillembourg Hilda Ochoa-Brillembourg	Director

/s/ James H. Ross James H. Ross	Director

/s/ Edward B. Rust, Jr. Edward B. Rust, Jr.	Director

/s/ Kurt L. Schmoke Kurt L. Schmoke	Director

/s/ Sidney Taurel Sidney Taurel	Director

/s/ Harold McGraw III Harold McGraw III	Chairman, President and Chief Executive Officer